SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

CHOICEPOINT INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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1.	Amount previously paid:

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The following email was sent to ChoicePoint Inc. employees on February 21, 2008.

Letter to Associates

Dear Fellow Associate:

A few minutes ago, we announced an agreement to be acquired by Reed Elsevier, a world leading publisher and information provider owned equally by Reed Elsevier PLC and Reed Elsevier NV. The transaction must still be approved by our shareholders and by regulators, but we expect the deal to be complete this summer.

As you know, we have been working to sharpen our focus and build a platform for continued growth around our core insurance and screening businesses, supplemented by marketing, authentication and public record services. We have been extraordinarily successful in our first decade as a public company.

But success often attracts the attention of other successful companies. After consulting with our Board of Directors and meeting at length with executives of Reed Elsevier, we agreed to accept an unsolicited all-cash offer to purchase our company at $50 per share, or approximately $4 billion.

We believe the transaction makes good sense for five reasons: powerful products, global growth opportunities, a dynamic workplace for employees, continued social responsibility leadership and accelerated growth and financial performance.

1.	The two companies create a powerful combination of technology, information and workflow products to meet the growing needs of customers for analytics-based solutions.

2.	The combined capabilities of ChoicePoint and Europe-based Reed Elsevier create an exciting global growth opportunity. The strength of the two organizations, powerful technology, global distribution channels and thought leadership will allow us to better serve existing customers and compete for new customers around the world.

3.	The associates of ChoicePoint and Reed Elsevier will have an opportunity to thrive in a dynamic workplace environment that offers the chance to grow and develop across a company that serves the rapidly expanding global marketplace.

4.	Both companies have a strong heritage of community partnerships and belief in the value of the responsible use of information to help make the world a better place. ChoicePoint and Reed Elsevier are leaders in the area of privacy protection and information security, a position the new organization will seek to maintain.

5.	ChoicePoint and Reed Elsevier have a history of strong financial performance and discipline. The combined business represents the opportunity to accelerate top-line growth and improve cost structures.

At times like this, the natural reaction is “What does this mean to me?” While it’s too early to talk about specific plans, Reed Elsevier is acquiring our company because the phenomenal success you helped create over the past ten years. In recognition of the

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strength of our company, the new business unit will be based in the Atlanta area. That’s good news for you and for our customers who rely on us to do business.

I know you have many questions, some of which we cannot answer because we don’t know and some because we are legally prevented from answering by the laws governing acquisitions. If you visit The Train, however, you will find a series of FAQs that will be regularly updated. If you have a question that’s not answered by the FAQs or regular merger updates, ask your supervisor or send it to FAQ@choicepoint.com so an answer can be developed. To learn more about Reed Elsevier, read the financial analyst report posted on The Train or visit www.Reed-Elsevier.com.

We look forward to updating you as more information becomes available.

Derek & Doug

Additional Information and Where to Find It

In connection with the proposed merger, Reed Elsevier and ChoicePoint intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including ChoicePoint’s proxy statement on Schedule 14A. ChoicePoint shareholders are urged to read all relevant documents filed with the SEC, including ChoicePoint’s proxy statement, because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and ChoicePoint’s shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from ChoicePoint. Such documents are not currently available.

Reed Elsevier and its directors and executive officers, and ChoicePoint and its directors and executive officers, may be soliciting proxies from ChoicePoint shareholders in connection with the proposed merger. Information about the directors and executive officers of Reed Elsevier is set forth in its Annual Report on Form 20-F, which was filed with the SEC on March 22, 2007. Information about the directors and executive officers of ChoicePoint is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2007. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Forward Looking Statements

This press release contains forward-looking statements, which involve a number of risks and uncertainties. ChoicePoint cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ChoicePoint and Reed Elsevier, including, among others, future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

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The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of ChoicePoint’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in ChoicePoint’s filings with the SEC, which are available at the SEC’s web site at http://www.sec.gov. ChoicePoint disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

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The following document was posted to the ChoicePoint Inc. website on February 21, 2008.

Frequently Asked Questions

2.21.08

General Questions:

Q: Who is Reed Elsevier? Where are they headquartered?

A:	Reed Elsevier is a world leading publisher and information provider. It is owned equally by its two parent companies, Reed Elsevier PLC and Reed Elsevier NV. The parent companies are listed on the London, Amsterdam and New York Stock Exchanges, under the following ticker symbols: London: REL; Amsterdam: REN; New York: RUK and ENL. In 2007, Reed Elsevier had revenues from its continuing operations of £4.6bn. The group employs 32,000 people, including approximately 16,000 in North America. Operating in the scientific, medical, legal, risk and business-to-business sectors, Reed Elsevier provides high value and flexible information solutions to professional end users, with increasing emphasis on internet delivery. For more information visit http://www.choicepoint.com to read an analyst report about Reed Elsevier or visit www.Reed-Elsevier.com.

Q: What are the benefits of a combined company?

A:	Reed Elsevier has a long history of excellence, just like ChoicePoint. In fact we sold our bankruptcy, liens and judgment data business to Reed Elsevier in 2006.

We believe the transaction creates five key benefits: powerful products, global growth opportunities, a dynamic workplace for employees, continued social responsibility leadership and accelerated growth and financial performance.

1.	The two companies create a powerful combination of technology, information and workflow products to meet the growing needs of customers for analytics-based solutions.
2.	The combined capabilities of ChoicePoint and Europe-based Reed Elsevier create an exciting global growth opportunity. The strength of the two organizations, powerful technology, global distribution channels and thought leadership will allow us to better serve existing customers and compete for new customers around the world.
3.	The associates of ChoicePoint and Reed Elsevier will have an opportunity to thrive in a dynamic workplace environment that offers the chance to grow and develop across a company that serves the rapidly expanding global marketplace.
4.	Both companies have a strong heritage of community partnerships and a belief in the value of the responsible use of information to help make the world a better place. ChoicePoint and Reed Elsevier are leaders in the area of privacy protection and information security, a position the new organization will seek to maintain.
5.	ChoicePoint and Reed Elsevier have a history of strong financial performance and discipline. The combined business represents the opportunity to accelerate top-line growth and improve cost structures.

Q: How will we benefit?

A:	As a public company our stock is for sale every day on the open market. Along with greater opportunities for our customers and associates as part of a larger global company, Reed Elsevier plans to move the Risk & Information Analytics business headquarters to our Alpharetta campus.

Q: How do our companies offerings compare?

A:	Reed Elsevier is a publishing powerhouse with nearly $8 billion in revenues and a market cap approaching $25 billion. The group employs 32,000 people, including approximately 16,000 in North America. Operating in the scientific, medical, legal, risk and business-to-business sectors, Reed Elsevier provides high value and flexible information solutions to professional end users, with increasing emphasis on internet delivery. You can learn more by visiting www.Reed-Elsevier.com.

We provide businesses, government agencies and non-profit organizations with technology, software, information and marketing services to help manage economic and physical risks as well as identify business opportunities.

Q: Will the company name change? To what? When?

A:	No discussions have taken place as to how the new combined businesses will approach their respective markets – including whether or not there is opportunity to go to market with new or different brands. Today – the focus is on each organization doing what they do best – continuing to find solutions to customer issues and provide them with outstanding service.

Q: When will the deal close?

A:	There is no scheduled closing date yet. Our shareholders must approve the deal, and so must government regulators. We expect that will take several months, so the current best guess is the deal will close this summer.

Q: Are Derek and Doug staying with the new company? What about the rest of the executive team and management?

A:	There have been no discussions about personnel yet. Like many items – this will be a discussion topic as we get closer to completing the merger.

Reed Elsevier has noted that they believe our management and employees are critical to the success of the new company and that there are expanded opportunities that will come from the combined businesses. Until the deal closes, you should expect the existing ChoicePoint leadership team will remain in place and will be working hard to steer us toward achieving our 2008 goals.

Q: Will my job be eliminated? If so what assistance will be available to me?

A:	For many associates, the combined organization will mean more opportunities. No doubt, some jobs will move, some will be reconfigured and some will be eliminated because of overlap.

While it’s too soon to discuss what will happen to people at ChoicePoint or at Reed Elsevier, you can get an idea of how the transition will proceed and how the new business will approach the issue of job reductions by looking at the approach to combining the companies as stated by Reed Elsevier:

1.	ChoicePoint’s management team is crucial to success:

ChoicePoint’s management team is crucial to the success of our combined company as demonstrated by the impressive performance of ChoicePoint.

2.	Integration will be a collaborative effort:

The new company structure will be a collaborative effort that draws on the strengths of both companies to build a “best of breed” organization. An example of this effort is the decision to move the Reed Elsevier Risk & Information Analytics business headquarters to the Alpharetta campus.

3.	ChoicePoint’s heritage and deep customer relationships are respected:

ChoicePoint’s success as a company is built on a unique culture and brand in the marketplace as well as the promotion of the responsible use of information. We will build on these principles for future success.

As soon as it’s legally possible and appropriate to discuss personnel changes, we will do so.

Q: What will happen to my benefits?

A:	Until the deal closes, nothing will change. While Reed Elsevier’s benefits are considered to be competitive, our agreement prevents any overall reduction in benefits (if there is a difference) for a period of one year. Once the deal closes we will begin work to develop a transition plan. Look for updates as the transition progresses.

Q: What happens to my stock options and/or restricted stock?

A:	When the deal closes, all unvested restricted stock and stock options will vest. You will automatically receive a cash payment of $50 per share (USD) for each share you own, including those in your 401(k) and any shares you purchased outside of ChoicePoint’s benefits and compensation programs.

ChoicePoint Cares:

Q: What will happen to ChoicePoint Cares?

A:	We’ve had no discussions yet about the future of CP Cares. However, Reed Elsevier has a long history of community involvement and has a similar focus on employee volunteerism, including volunteer leave. Both companies have a strong heritage of community partnerships and a belief in the value of the responsible use of information to help make the world a better place.

Q: Will we still have the Windward Challenge?

A: No decision has been made about the future of the Windward Challenge. Stay tuned for updates.

Q: Will I still be able to claim my day of volunteer leave? What happens to my payroll deductions for ChoicePoint Cares?

A:	It’s too early to discuss specific benefit changes. Look for more information as it becomes available.

Privacy & Security:

Q: What happens to all of the privacy and security policies we’ve recently implemented?

A:	Until the deal closes we will continue to apply all of our privacy and security policies. Reed Elsevier and ChoicePoint both have a core belief in the responsible use of information. Reed Elsevier has committed to develop business plans that maintain our privacy principles. And, we have made commitments to regulators that will maintain certain components of our administrative, physical and technical security requirements for 20 years.

Q:	We’re still credentialing and site visiting new customers and re-credentialing existing customers. Do we continue to do so?

A:	Yes.

Business Operations:

Q: My business unit was being sold. Will Reed Elsevier still sell us?

A:	As part of the due diligence discussions with Reed Elsevier, we shared our strategic plans for narrowing our business focus through selective divestitures. We plan to continue to seek the sale of certain businesses as announced, although the process may not be completed by the time the deal with Reed Elsevier closes.

Q: Reed Elsevier does not have a product line like mine. What happens to my product?

Q: Reed Elsevier already has a product like mine. What happens to me and my customers?

A:	Reed Elsevier is strategically repositioning their business to become a workflow process management company. It’s here that our interests – and products intersect – with ChoicePoint’s capabilities in Insurance, Financial Services and Workplace Solutions.

While it’s too early to discuss specific product plans, two of the five key reasons the combination with Reed Elsevier makes sense relate directly to opportunities to expand product offerings and better serve customers on a global basis:

•	The two companies create a powerful combination of technology, information and workflow products to meet the growing needs of customers for analytics-based solutions.

•

The combined capabilities of ChoicePoint and Europe-based Reed Elsevier create an exciting global growth opportunity. The strength of the two organizations, powerful technology, global distribution channels and thought leadership will allow us to better serve existing customers and compete for new customers around the world.

Q: Reed Elsevier has an office near mine. Will our office close?

A:	Reed Elsevier plans to move their Risk & Information Analytics business headquarters to Alpharetta. Beyond that announcement, it’s too early to talk about specific business plans. As new business plans are developed and we can communicate the details, we will do so.

Q: What do we tell customers who contact us?

A:	Tell them we’re a great company and they should continue to buy our products and services. For more information, please direct them to our Web site (www.choicepoint.com) where they can find a copy of our news release as well as a public version of these FAQs. If a customer wants to speak with a member of the executive team, please take their information and forward it to Quinn Thomas for scheduling.

Q: Will Reed Elsevier invest in our business?

A:	So far, there have been no discussions about what will happen in each businesses unit. However, Reed Elsevier is acquiring ChoicePoint based on both the strength of our products and the potential for future growth around the world.

Q: What should we do about ongoing projects and/or projects pending approval?

A:	Until the acquisition closes later this year, projects that are underway should continue. Projects that are pending approval will continue to be considered as they are presented for review.

Additional Information and Where to Find It

In connection with the proposed merger, Reed Elsevier and ChoicePoint intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including ChoicePoint’s proxy statement on Schedule 14A. ChoicePoint shareholders are urged to read all relevant documents filed with the SEC, including ChoicePoint’s proxy statement, because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and ChoicePoint’s shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from ChoicePoint. Such documents are not currently available.

Reed Elsevier and its directors and executive officers, and ChoicePoint and its directors and executive officers, may be soliciting proxies from ChoicePoint shareholders in connection with the proposed merger. Information about the directors and executive officers of Reed Elsevier is set forth in its Annual Report on Form 20-F, which was filed with the SEC on March 22, 2007. Information about the directors and executive officers of ChoicePoint is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2007. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Forward-Looking Statements

This document contains forward-looking statements, which involve a number of risks and uncertainties. ChoicePoint cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ChoicePoint and Reed Elsevier, including, among others, future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of ChoicePoint’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in ChoicePoint’s filings with the SEC, which are available at the SEC’s web site at http://www.sec.gov. ChoicePoint disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.